UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): February 21, 2006

                    PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


      Nevada                    000-32517                  91-1997729

 (State or Other         (Commission File Number)        (IRS Employer
  Jurisdiction of                                      Identification No.)
 Incorporation or
  Organization)


                                1230 Calle Suerte
                           Camarillo, California 93012
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (866) 868-0461

                                   Copies to:
                                 Marc Ross, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement
Item 3.02   Unregistered Sales of Equity Securities
Item 8.01   Other Events

      At February 21, 2006, Pride Business Development Holdings, Inc. (the "Company") owed Francine S. Markow (the "Holder"), an officer, director and the Company's majority shareholder a note (the "Note") payable, including interest due thereon, in the amount of $1,136,871 (hereinafter, the "Total") (additional information concerning the Note can be found in Note 3 to Part I Item 1 of the Company's Quarterly Report on Form 10-QSB for the Quarterly Period ended March 31, 2005, filed with the Securities & Exchange Commission on February 16, 2006). The Note is due on September 13, 2008, and prior to January 2, 2005, bore 5.25% interest per annum and was unsecured.

On January 2, 2005, the Holder agreed to loan the Company up to an additional $1,000,000, at the Holder's discretion, as working capital for the Company. In exchange for this agreement (the "Loan Agreement"), Pride agreed to increase the interest rate of the existing Note, including any additional amounts loaned pursuant to the Loan Agreement, to 10% per annum. Additionally, per the Loan Agreement, all amounts loaned under the Note and the Loan Agreement, including all interest thereon, may, at the election of the Holder, be converted into unregistered common stock of the Company. For each $0.60 of the loan amounts converted by the Holder, the Company shall issue to the Holder one share of unregistered Company common stock and one five-year warrant to purchase one share of the Company's common stock at an exercise price of $1.00. In exchange for the Loan Agreement, the Company management also approved the issuance to the Holder of 1,000,000 five-year warrants, each warrant entitling the Holder to purchase one share of the Company's common stock at an exercise price of $3.00.

On February 21, 2006, the Company received and accepted the Holder's offer to amend the Note and Loan Agreement and, as a result, convert the Total into equity in the Company as follows:

(1) the Total shall be converted into unregistered common stock of the Company at a rate of $0.40 per share, for a total of 2,842,178 shares of unregistered Company common stock;

(2) the Company shall issue to the Holder a total of 2,842,178 five-year warrants, with each warrant entitling the Holder to purchase one share of Company common stock at an exercise price of $1.00; and

(3) the Holder shall cancel, effective as of January 2, 2005, all of the 1,000,000 five-year warrants entitling the Holder to purchase shares of Company common stock at an exercise price of $3.00 per share.

      The above securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to
Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Holder is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.



Date: February 24, 2006                     By:/s/Ari Markow
                                               -------------
                                            Name: Ari Markow
                                            Title: President